UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 _________________________

FORM 8-K

 _________________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

November 6, 2019

_________________________

Brookfield Property REIT Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34948	27-2963337
(State or other jurisdiction of incorporating or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

250 Vesey Street, 15th Floor, New York, NY		10281
(Address of principal executive offices)		(Zip Code)

(212) 417-7000
(Registrant's telephone number, including area code)

_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Stock, par value $.01 per share	BPR	Nasdaq Global Select Market
6.375% Series A Cumulative Perpetual Redeemable Preferred Stock, par value $0.01 per share	BPPAP	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act or Rule 12b-2 of the Exchange Act.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition.

On November 6, 2019, Brookfield Property REIT Inc. (the “Company”) disclosed the following financial information:

The following is the Company’s balance sheet as at September 30, 2019 and December 31, 2018.

Brookfield Property REIT Inc.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	September 30, 2019	December 31, 2018
	(Dollars in thousands, except share and per share amounts)
Assets:
Investment in real estate:
Land	$3,234,324	$2,706,701
Buildings and equipment	11,785,472	10,774,079
Less accumulated depreciation	(2,457,103)	(2,214,603)
Construction in progress	83,122	576,695
Net property and equipment	12,645,815	11,842,872
Investment in Unconsolidated Real Estate Affiliates	4,935,345	5,385,582
Net investment in real estate	17,581,160	17,228,454
Cash and cash equivalents	189,212	247,019
Accounts receivable, net	218,922	222,562
Notes receivable	44,550	256,937
Deferred expenses, net	157,321	145,631
Prepaid expenses and other assets	349,832	313,648
Deferred tax assets, net	630,086	619,275
Total assets	$19,171,083	$19,033,526
Liabilities:
Mortgages, notes and loans payable (including related party debt)	$14,307,203	$12,589,649
Investment in Unconsolidated Real Estate Affiliates	85,633	124,627
Accounts payable and accrued expenses	843,777	953,369
Dividend payable	13,895	4,668
Junior subordinated notes	206,200	206,200
Total liabilities	15,456,708	13,878,513
Redeemable Class A equity interests	1,394,910	2,305,895
Redeemable noncontrolling interests	62,264	73,696
Total redeemable interests	1,457,174	2,379,591
Equity:
Total stockholders' equity	818,392	1,221,826
Noncontrolling interests	1,438,809	1,553,596
Total equity	2,257,201	2,775,422
Total liabilities, redeemable interests and equity	$19,171,083	$19,033,526

The following is the Company’s income statement for the three and nine months ended September 30, 2019 and September 30, 2018.

Brookfield Property REIT Inc.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	(Dollars in thousands, except per share amounts)
Revenues:
Rental revenues, net	$317,469	$447,767	$954,728	$1,518,930
Management fees and other corporate revenues	44,206	30,483	123,444	82,278
Other	13,450	14,899	34,368	49,250
Total revenues	375,125	493,149	1,112,540	1,650,458
Expenses:
Real estate taxes	43,726	55,081	126,955	177,417
Property maintenance costs	6,297	8,381	22,693	34,070
Marketing	965	1,801	2,790	4,961
Other property operating costs	45,271	66,327	129,768	209,832
Provision for doubtful accounts	—	3,517	—	9,180
Property management and other costs	59,042	43,763	174,339	119,932
General and administrative	4,929	15,947	15,661	40,235
Costs related to the BPY Transaction	—	204,159	9,179	204,159
Provision for impairment	38,794	7,487	223,142	45,866
Depreciation and amortization	120,249	156,401	357,429	515,437
Total expenses	319,273	562,864	1,061,956	1,361,089
Interest and dividend income	12,138	7,240	23,451	25,906
Interest expense	(180,755)	(144,632)	(494,306)	(423,120)
Loss on extinguishment of debt	(27,542)	—	(27,542)	—
Gain from changes in control of investment properties and other, net	39,712	2,850,017	39,712	2,862,681
(Loss) income before income taxes, equity (loss) in income of Unconsolidated Real Estate Affiliates and related gain on investment, and allocation to noncontrolling interests	(100,595)	2,642,910	(408,101)	2,754,836
Benefit from income taxes	14,021	570,716	6,068	571,018
Equity in income of Unconsolidated Real Estate Affiliates	16,145	20,336	434	59,206
Unconsolidated Real Estate Affiliates - gain on investment, net	33,640	478,293	137,994	488,654
Net (loss) income	(36,789)	3,712,255	(263,605)	3,873,714
Allocation to noncontrolling interests	3,366	(28,981)	34,617	(32,790)
Net (loss) income attributable to Brookfield Property REIT Inc.	$(33,423)	$3,683,274	(228,988)	3,840,924

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKFIELD PROPERTY REIT INC.

Date: November 6, 2019	By:	/s/ Michelle Campbell
	Name:	Michelle Campbell
	Title:	Secretary